UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2024

EVgo Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39572	85-2326098
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11835 West Olympic Boulevard, Suite 900E Los Angeles, California	90064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 494-3833

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Class A common stock, $0.0001 par value	EVGO	Nasdaq Global Select Market
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	EVGOW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 16, 2024, EVgo Inc. (the “Company”) entered into a stock and unit purchase agreement (“SPA”) with EVgo OpCo, LLC (“OpCo”) and EVgo Holdings, LLC (together with its affiliates, “LS Power”). Pursuant to the SPA, and in connection with a notice delivered to the Company by LS Power, the Company and OpCo agreed to redeem from LS Power 23,000,000 units of OpCo (“Units”) and 23,000,000 shares of the Company’s Class B common stock, par value $0.0001 per share (“Class B Shares”) (plus up to an additional 3,450,000 Units and 3,450,000 Class B Shares if the Underwriters’ Option (as defined below) is exercised in full). In exchange for the Units and Class B Shares included in the Redemption (as defined below), the Company and OpCo agreed to transfer 23,000,000 newly issued shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A Shares” and such newly issued Class A Shares, the “New Class A Shares”), plus up to an additional 3,450,000 New Class A Shares if the Underwriters’ Option is exercised in full (collectively, the “Redemption”). The Redemption closed on December 17, 2024.

The description of the SPA set forth above does not purport to be a complete summary and is qualified in its entirety by reference to the full text of the SPA, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference to this Item 3.02. The New Class A Shares were transferred to LS Power in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 8.01	Other Events.

On December 16, 2024, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC (“J.P. Morgan”), Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Evercore Group L.L.C., as representatives of the several underwriters (the “Underwriters”), and LS Power, as selling stockholder, relating to an underwritten public offering (the “Secondary Offering”) of 23,000,000 Class A Shares at a public offering price of $5.00 per share. Pursuant to the Underwriting Agreement, all 23,000,000 Class A Shares are to be sold by LS Power. Under the terms of the Underwriting Agreement, LS Power granted the Underwriters a 30-day option to purchase up to an additional 3,450,000 Class A Shares at the public offering price, less the underwriting discounts and commissions (the “Underwriters’ Option”). The number of Class A Shares issued pursuant to the Secondary Offering, including pursuant to any exercise of the Underwriters’ Option, shall equal the number of New Class A Shares issued to LS Power pursuant to the Redemption. The Company will not receive any of the proceeds from the sale of the Class A Shares in the Secondary Offering.

The Secondary Offering is expected to close on December 18, 2024, subject to the satisfaction of standard closing conditions. The Class A Shares are to be sold pursuant to an effective Registration Statement on Form S-3 (File No. 333-266753) (the “Registration Statement”), a base prospectus included as part of the Registration Statement, dated August 25, 2022, and a prospectus supplement, dated December 16, 2024 and filed with the Securities and Exchange Commission on December 18, 2024.

Pursuant to the Underwriting Agreement, the Company, the Company’s directors and executive officers and LS Power also agreed to certain restrictions on the sale and other transfer of Class A Shares or any securities convertible into or exercisable or exchangeable for Class A Shares without first obtaining the written consent of J.P. Morgan on behalf of the Underwriters, subject to certain exceptions, for 60 days after the date of the prospectus supplement relating to the Secondary Offering. The Underwriting Agreement contains customary representations, warranties and covenants of the Company and LS Power and also provides for customary indemnification by each of the Company, LS Power and the Underwriters against certain liabilities.

The description of the Underwriting Agreement set forth above does not purport to be a complete summary and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

A copy of the opinion of Freshfields US LLP relating to the validity of the Class A Shares included in the Secondary Offering is filed as Exhibit 5.1 hereto and is incorporated by reference into the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of December 16, 2024, among EVgo Inc., EVgo Holdings, LLC and J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Evercore Group L.L.C., as representatives of the underwriters named in Schedule 1 thereto.

5.1	Opinion of Freshfields US LLP.

10.1	Stock and Unit Purchase Agreement, dated as of December 16, 2024, among EVgo Inc., EVgo OpCo, LLC and EVgo Holdings, LLC.

23.1	Consent of Freshfields US LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVgo Inc.

Date: December 18, 2024	By:	/s/ Paul Dobson
	Name:	Paul Dobson
	Title:	Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)